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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the inclusion in the Registration Statement on Form S-1 and related Prospectus of Spectrum Bancorporation, Inc. relating to Preferred Securities of Spectrum Capital Trust II of our report dated December 12, 2000 with respect to the consolidated financial statements of Spectrum Bancorporation, Inc. and subsidiaries as of June 30, 2000 and 1999 and for each of the three years in the period ended June 30, 2000. We also consent to the reference to our firm under the caption "Experts."




                                       McGLADREY & PULLEN, LLP


Sioux Falls, South Dakota
January 8, 2001